Exhibit 99.1

TuSimple Receives Expected Notice from Nasdaq Related to Delayed Filing of Quarterly Report on Form 10-Q

SAN DIEGO, November 21, 2022/PRNewswire/ — TuSimple (Nasdaq: TSP) today announced that as previously disclosed in the TuSimple Holdings Inc. (the “Company”) Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission (“SEC”) on November 15, 2022, the Company has determined that it is unable, without unreasonable effort or expense, to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 (the “Form 10-Q”) by the prescribed due date because the Company requires additional time to finalize the Form 10-Q in light of the changes to the Company’s board of directors and Chief Executive Officer on November 10, 2022, as disclosed on the Company’s Form 8-K filed with the SEC on the same date.

On November 17, 2022, the Company received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed the Form 10-Q with the SEC, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC.

The Notice indicated that the Company can regain compliance with the Listing Rule at any time prior to January 16, 2023 by filing the Form 10-Q. If the Company fails to file the Form 10-Q by such date, the Company may submit a plan to regain compliance with the Listing Rule prior to such date and, following receipt of such plan, Nasdaq may grant an extension of 180 calendar days from the Form 10-Q due date, or until May 15, 2023, for the Company to regain compliance.

While the Company can provide no assurances as to timing, the Company plans to file the Form 10-Q as soon as practicably possible to regain compliance with the Listing Rule.

About TuSimple

TuSimple is a global autonomous driving technology company headquartered in San Diego, California, with operations in Arizona, Texas, Europe, and China. Founded in 2015, TuSimple is developing a commercial-ready, fully autonomous (SAE Level 4) driving solution for long-haul heavy-duty trucks. TuSimple aims to transform the $4 trillion global truck freight industry through the company’s leading AI technology, which makes it possible for trucks to see 1,000 meters away, operate nearly continuously, and reduce fuel consumption by 10%+ relative to manually driven trucks. Visit us at www.tusimple.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s ability to complete the filing of the Form 10-Q as soon as practicably possible and regain compliance with Nasdaq listing standards. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to, those related to the Company’s ability to complete the Form 10-Q within the anticipated time period, the Company’s ability to regain compliance with Nasdaq listing standards, the Company’s ability to engage an independent auditor, autonomous driving being an emerging technology, the development of the Company’s technologies and products, the Company’s limited operating history in a new market, the regulations governing autonomous vehicles, changes in the Company’s board of directors and senior management, the Company’s dependence on its senior management team, reliance on third-party suppliers, potential product liability or warranty claims, the protection of the Company’s intellectual property, securities class action litigation, and government or regulatory policies, inquiries and actions. Moreover, the Company operates in a competitive and rapidly changing environment, and new risks may emerge from time to time. The foregoing list of factors is not exhaustive.

You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on February 24, 2022, and the Company’s other filings with the SEC. These SEC filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

Media Contact

TuSimple PR Team, pr@tusimple.ai

Investor Relations Contact

Ryan Amerman, ryan.amerman@tusimple.ai

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